SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2007

ADUDDELL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	000-24684	73-1587867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 N.W. Expressway, Suite 1500

Oklahoma City, Oklahoma                          73118

(Address of principal executive offices)              (Zip Code)

(405) 810-2969

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 3.02  Unregistered Sale of Securities.

Aduddell Industries, Inc. (the "Company") announced today the closing of a private placement sale of 20,000 shares of its Series A Preferred Stock for $100 per share, or $2 million in the aggregate. Proceeds from the placement will be used for working capital of the Company. Details of the sale are described in the attached Exhibit 99.1, which is incorporated herein by reference. The sale was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective October 19, 2007, the Company amended its Certificate of Incorporation to designate a Series A Preferred Stock consisting of 50,000 shares from its total authorized preferred shares of 20,000,000. A copy of the Certificate of Designation for the Series A Preferred Stock is attached as Exhibit 3.3 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
3.3	Certificate of Designations of Series A Preferred Stock
99.1	Press release dated October 19, 2007, announcing the closing of the sale of 20,000 shares of the Company's Series A Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADUDDELL INDUSTRIES, INC.
/s/ Tim Aduddell Tim Aduddell President and CEO
October 19, 2007

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

3.3	Certificate of Designations of Series A Preferred Stock	Filed herewith electronically

99.1	Press release dated October 19, 2007, announcing the closing of the sale of 20,000 shares of the Company's Series A Preferred Stock	Filed herewith electronically